Exhibit No. 1
Score One, Inc.
Form 10-SB

                    ARTICLES OF INCORPORATION
                               OF
           ALOHA "THE BREATH OF LIFE" FOUNDATION, INC.
                      a Nevada corporation

      I the undersigned, being the original incorporator herein named, for the purpose of forming a corporation under the General Corporation Laws of the State of Nevada, to do business both within and without the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true:

                            ARTICLE I
                              NAME
The  name  of  the  corporation is ALOHA  "THE  BREATH  OF  LIFE"
FOUNDATION INC.

                           ARTICLE II
               RESIDENT AGENT & REGISTERED OFFICE
      Section 2.01. Resident Agent. The name and address of the Resided Agent for service of process is Nevada Corporate Headquarters, Inc., 5300 West Sahara Suite 101, Las Vegas, Nevada 89102. Mailing Address: P.O. Box 27740 Las Vegas, NV 89126
      Section 2.02. Registered Office. The Corporation may also maintain offices for the transaction of any business at such other places within or without the State of Nevada as it may from time to time determine. Corporate business of everything and nature may be conducted and meetings of directors and stockholders held outside the State of Nevada with the same effect as if in the State of Nevada.

                           ARTICLE III
                             PURPOSE
     The corporation is organized for the purpose of engaging in any lawful activity, within or without the State of Nevada.

                           ARTICLE IV
                         SHARES OF STOCK
      Section 4.01. Number and Class. The total number of the share of authorized capital stock of the Corporation shall consist of a single class of twenty-five thousand (25,000) shares of common stock, no par value.
      The Common Stock may be issued form time to time without action by the stockholders. The Common Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors.
     The Board of Directors may issue such shares of Common Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions adopted by them.
      Section 4.02. No Preemptive Rights. Holders of the Common Stock of the corporations shall not have any preference, preemptive right, or right of subscription to acquire any shares of the corporation authorized, issued or sold, or to be authorized, issued or sold, and convertible into shares of the Corporation nor to any right of subscription thereto, other than to the extent, if any, the Board of Directors may determine form time to time.
      Section 4.03. Non-Assessability of Shares. The Common Stock of the corporation, after the amount of the subscription prices has been paid, in money, property or services, as the directors shall determine, shall not be subject to assessment to pay the debts of the corporation, nor for any other purpose and stock issued as fully paid shall ever be assessed, and the
Articles   of  Incorporation  shall  not  be  amended   in   this
particular.

                            ARTICLE V
                            DIRECTORS
       Section 5.01. Governing Board. The members of the Governing Board of the Corporation shall be styled as directors.
      Section 5.02. Initial Board of Directors. The initial Board of Directors shall consist of one (1) member. The name and address of the initial member of the Board of Directors is as follows:
          NAME                     ADDRESS

          Cort W. Christie         P.O. Box 27740
                                   Las Vegas, Nevada, 89126

This individual shall serve as Director until the first annual meeting of the stockholders or until his successor(s) shall have been elected and qualified.
     Section 5.03. Change in Number of Directors. The number of directors can be increased or decreased by a duly adopted amendment to the Bylaws of the corporation.

                           ARTICLE VI
                          INCORPORATOR
     The name and address of the incorporator is Nevada Corporate
Headquarters, Inc., P.O. Box 27740, Las Vegas, Nevada 89126

                           ARTICLE VII
                       PERIOD OF DURATION
        The corporation is to have a perpetual existence.

                          ARTICLE VIII
                DIRECTORS' AND OFFICERS LIABILITY
      A director of officer of the corporation shall not be personally liable to this corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but this Article shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or
(ii) the unlawful payment of distributions. Any repeal or modification of this Article by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modification.
                           ARTICLE IX
                            INDEMNITY

      Every person who was or is a party to, or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgements, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. Such right of indemnification shall not be exclusive of any other right which such directors, officer or representatives may have or hereafter acquire and without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any by-law, agreement, vote of stockholders, provisions of law , or otherwise, as well as their rights under this Article.
      Without limiting the application of the foregoing, the stockholders or Board of Directors may adopt by-laws from time to time with respect to indemnification to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or as or was serving at the request of the corporation as director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprises against any liability asserted such person and incurred in as such capacity or rising out of such status, whether or not the corporation would have the power to indemnify such person.
      The indemnification provided in this Article shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

                            ARTICLE X
                           AMENDMENTS
     Subject  at  all times to the express provisions of  Section
4.03 which cannot be amended, this corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation or its Bylaws, in the manner now or hereafter prescribed by statute or by these Articles of Incorporation or said Bylaws, and all rights conferred upon the stockholders are granted subject to this reservation.

                           ARTICLE XI
                       POWERS OF DIRECTORS
     In furtherance and not in limitation of the powers conferred by statute the Board of Directors is expressly authorized:
     (1)    Subject  to  the  Bylaws,  if  any,  adopted  by  the
stockholders,  to  make  alter  or  repeal  the  Bylaws  of   the
corporation;
     (2)   To  authorize and cause to be executed  mortgages  and
liens, with or without limit as to amount, upon the real and personal property of the corporation;
     (3) To authorized the guaranty by the corporation of securities, evidence of indebtedness and obligations of other persons, corporations and business entities.
     (4) To set apart out of any of the funds corporation available for distributions a reserve or reserves for any proper purposes and to abolish any such reserve;
     (5) By Resolution, to designate one or more committees, each committee consists of at least one director of the corporation, which, to the extent provided in the resolution or in the Bylaws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the Bylaws of the corporation or as may be determined from time to time by resolution adopted by the Board of Directors: and
     (6) To authorize the corporation by its officers or agents to exercise such powers and to do all such acts and things may be exercised or done by the corporation, except and to the extent that any such statute shall require action in the stockholders of the corporation with regard to the exercising of any such power or the doing of any such act or thing.
     In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the Board of Directors may exercise all such powers and detail such acts and things as may be exercised or done by the corporation except as otherwise provided herein and by law.

     IN WITNESS WHEREOF, I have hereunto set my hand this 7th day of JUNE, 1996, hereby declaring and certifying that the facts stated hereinabove are true.

                               /s/ Cort W. Christie
                                   (For Nevada Corporate Headquarters, Inc.)

                         ACKNOWLEDGMENT

STATE OF NEVADA)
               )SS:
COUNTY OF CLARK)

      On this 7th day of JUNE, 1996, personally appeared before me, a Notary Public (or judge or other authorized person, as the case may be), CORT W. CHRISTIE, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledge to me that he/she executed the same in his/her authorized capacity and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

                                   /s/
                                   NOTARY PUBLIC in and for
                                   Said County and State

I,  NEVADA CORPORATE HEADQUARTERS, INC. hereby accept as Resident
Agent for the previously named Corporation on JUNE 7th, 1996.

                                   /s/
                                   Office Administrator

                         STATE OF NEVADA
                       SECRETARY OF STATE


                  CERTIFICATE OF REINSTATEMENT

     I, DEAN HELLER, the duly elected Secretary of State of the

State of Nevada, do hereby certify that FORMERLY, ALOHA "THE

BREATH OF LIFE" FOUNDATION, INC., NOW SCORE ONE, INC. REINSTATED

PURSUANT TO 78.185 corporation formed under the laws of the State of NEVADA having paid all filing fees, licenses, penalties and costs, in accordance with the provisions of Title 7 of



     1996-1997                     List of Officers + penalty       $100.00
     1997-1998                     List of Officers + penalty       $100.00
     1998-1999                     List of Officers + penalty       $100.00


     Reinstatement                                                  $ 50.00
     total                                                          $350.00

the Nevada Revised Statutes as amended, for the years and in the amounts as follows:



and otherwise complied with the provision of said section, the said corporation has been reinstated, and that by virtue of such reinstatement it is authorized to transact its business in the same manner as if te aforesaid filing fees, licenses, penalties and costs had been paid when due.

                              IN WITNESS WHEREOF, I have hereunto
                              set my hand and affixed the Great
                              Seal of State, at my office in
                              Carson City, Nevada, on October 13,
                              1998.

                              /s/   Dean Heller

                                   Secretary of State

                              By:    /s/

                                   Deputy


                  Application for Reinstatement


This application authorize the office of the secretary of state
of Nevada to reinstate     ALOHA "THE BREATH OF LIFE" FOUNDATION,
INC.    (old name) file #12640-1996 under the name of:

           SCORE ONE, INC.     (new name).

This application is accompanied with the sixty-day list or annual lsit, the designation of the residnet agent, and all fees and penalties.


                                         /s/ Cort W. Christie
                                        (authorized signature)
                                        Incorporator


      CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                    (After Issuance of Stock)


                         Score One, Inc.

                       Name of Corporation

     I the undersigned President and Secretary of Score One, Inc. does hereby certify that the Board of Directors and Majority Shareholders of said corporation at a meeting duly convened, held on the 10th day of March, 1999, adopted a resolution to amend the original articles as follows:

     Article IV, Section 4.01 - is hereby amended as follows:

                           ARTICLE IV
                         SHARES OF STOCK

     Section 4.01 Number and Class. The total number of shares of authorized capital stock of the Corporation shall consist of two classes: Common Stock in the amount of twenty million (25,000,000), at $0.001 par value; and Preferred Stock in the amount of five million (5,000,000), at $0.001 par value.
     The Common and Preferred Stock may be issued from time to time without action by the stockholders. The Common and Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors.
     The Board of Directors may issue such shares of Common and Preferred Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions adopted by them.

     The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 22,000 pre-split shares of Common Stock; that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

     I further certify the following were duly adopted, authorized and approved by the Board of Directors on March 10, 1999.

1) The number of shares to be issued and outstanding after the 100-for-one forward stock split on the Company's issued and outstanding Common Stock will be approximately 2,200,000 shares.

2) Fractional shares will be rounded up to the nearest whole number.

3)   The 100-for-one forward stock split on the Company's Common
     Stock was approved by the Board of Directors, thus shareholder approval is not required.

4) The change in number of issued and outstanding shares of Common Stock of the Company shall be effective March 10, 1999, or immediately upon filing of this Certificate.

                           /s/ Ken Kurtz, President and Secretary

State of Utah  )
               ) ss.
County of Salt Lake )

     On the 10th day of March,1999, personally appeared before me, a Notary Public, Ken Kurtz, who acknowledged that he executed the above instrument.

                              /s/
                              Notary Public